UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2022

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0178960
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of principal executive offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Nonvoting Common Stock, par value $0.01 per share	BRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 or the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)Brady Corporation (the “Company”) announced the resignation of Pascal Deman from his position of Vice President, General Manager – Workplace Safety in the Company’s Current Report on Form 8-K filed on October 3, 2022.
The Company entered into a Settlement Agreement dated as of October 10, 2022 with Mr. Deman (the "Agreement"). Pursuant to the terms of the Agreement, Mr. Deman will continue to receive his salary and fringe benefits through January 4, 2023, a bonus in the amount of € 51,231 and an estimated settlement in the amount of € 667,933 in exchange for a general release of claims against the Company and non-disparagement and confidentiality covenants..
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Settlement Agreement between the Company and Mr. Deman dated as of October 10, 2022.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: October 11, 2022

/s/ AARON J. PEARCE
Aaron J. Pearce
Chief Financial Officer and Treasurer